UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020
Livongo Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38983	26-3542036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
150 West Evelyn Avenue, Suite 150
Mountain View, California 94041
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (866) 435-5643
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LVGO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2020, the Compensation Committee of the Board of Directors of Livongo Health, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company's 2019 Equity Incentive Plan, 2014 Stock Incentive Plan and 2008 Stock Incentive Plan (collectively, the “Plans”) to formalize a policy regarding the effect of a holder’s death on his or her unvested equity awards covering shares of the Company’s common stock. The Amendment provides that, so long as the holder remains a service provider for the Company at the time of his or her death, (i) 75% of the unvested shares subject to the holder's outstanding awards will be accelerated and vest, and (ii) the remaining 25% of the unvested shares subject to such outstanding awards will not be returned to the applicable Plan. Instead, the Company currently intends to make a donation to Living on the Go Foundation in honor of the deceased holder of a number of shares of the Company’s common stock equal to the remaining 25% of unvested shares.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Equity Award Acceleration Policy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 27, 2020

Livongo Health, Inc.

By:	/s/ Lee Shapiro
Name:	Lee Shapiro
Title:	Chief Financial Officer